EXHIBIT 10.4

SOTHEBY’S NEVADA, INC.

5600 Spring Mountain Road, Suite 104

Las Vegas, Nevada 89102

January 12, 2007

Acquavella Contemporary Art, Inc.

c/o Mr. William R. Acquavella

900 Pleasure Drive

Flanders, NY 11901

Dear Bill:

This letter agreement amends the Agreement of Partnership (the “Partnership Agreement”) of Acquavella Modern Art, a Nevada general partnership, dated May 29, 1990, between Sotheby’s Nevada, Inc., a Nevada Corporation (“Sotheby’s Partner”), and Acquavella Contemporary Art, Inc., a Nevada Corporation (“Acquavella Partner”).

By prior letters of amendment, we have agreed to extend the term of the Partnership Agreement through March 31, 2007. By this letter of amendment, we are agreeing to extend the term of the Partnership Agreement for one additional year through March 31, 2008. Accordingly, each of the Sotheby’s Partner and the Acquavella partner hereby agree to amend Section 1.5 (iii) of the Partnership Agreement, as heretofore amended, to delete the references to March 31, 2007 and substitute therefor the date of “March 31, 2008.”

Except as amended hereby, the Partnership Agreement shall remain in full force and effect and is hereby ratified and confirmed.

Please sign this letter agreement in the space provided below. Upon execution on behalf of the Acquavella Partner, this letter agreement shall be effective as of the date of this letter.

SOTHEBY’S NEVADA, INC.

By: /s/ William S. Sheridan

     William S. Sheridan, Chief Financial Officer

AGREED AND ACCEPTED

ACQUAVELLA CONTEMPORARY ART, INC.

By: /s/ William R. Acquavella

     William R. Acquavella, President